Exhibit 10.4

Power of Attorney

We, Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd., with the unified social credit code of _________, a shareholder of _________ (the “Domestic Company”) holding 100% of its equity interests (the “Owned Equity Interests”), hereby unconditionally and irrevocably authorize Inner Mongolia YanGuFang Whole Grain Nutrition Health Industry Technology Co., Ltd. (the “WFOE”) on December 20, 2020, to exercise the following rights with respect to the Owned Equity Interests during the effective term of this Power of Attorney:

Authorizing the WFOE as our sole and exclusive proxy, to exercise, including without limitation, the following rights on our behalf with full authority with respect to the Owned Equity Interests: (1) to attend shareholders’ meetings of the Domestic Company, and to sign the relevant shareholders’ resolutions on our behalf; (2) to exercise all shareholder’s rights which we are entitled to under the laws and the articles of association of the Domestic Company, including without limitation, the voting rights of the shareholders, rights to sell, transfer, pledge or otherwise dispose of all or any part of the right of the Owned Equity Interests; and (3) as our authorized representative, to vote, appoint and elect the legal representative, chairman of the board of directors, directors, supervisors, managers and other senior management.

The WFOE shall be authorized to execute, on our behalf, within the scope of authority, the transfer agreement referred to in the Exclusive Option Agreement (where we are required to be a contracting party), and duly perform our obligations as a contracting party to the Equity Pledge Agreement and the Exclusive Option Agreement executed with the WFOE, the Domestic Company and other relevant persons/entities on December 20, 2020. Such authority shall not be limited by the exercise of such right in any way.

Unless otherwise provided in this Power of Attorney, the WFOE shall have the right to distribute, use or otherwise dispose of the dividends and bonuses in cash and other non-cash returns arising from the Owned Equity Interests in accordance with our oral or written instructions.

Unless otherwise provided in this Power of Attorney, the WFOE may act in its absolute discretion in relation to the Owned Equity Interests without any oral or written instruction of ourselves.

Any act conducted or any documents executed by the WFOE with respect to the Owned Equity Interests shall be deemed conducted or executed by ourselves which we shall acknowledge.

The WFOE shall have the right to assign the authorization granted under this Power of Attorney to any other eligible proxy for the conduct of the abovementioned matters and the exercise of the rights attached to the Owned Equity Interests without the necessity to inform us or obtain our prior consent.

As long as we are a shareholder of the Domestic Company, this Power of Attorney shall be irrevocable and remain valid and effective from the date of this Power of Attorney.

During the term of this Power of Attorney, we hereby waive all rights in connection with the Owned Equity Interests that have been granted to the WFOE under this Power of Attorney, and will refrain from exercising such rights on our own.

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Power of Attorney

[Signature Page]

Inner Mongolia YanGuFang Ecological Agriculture Technology (Group) Co., Ltd.

By:
Name:	Junguo He
Title:	CEO & Legal Representative

Signature Page to Power of Attorney